SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2002

                           NANTUCKET INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                  001-08509               58-0962699
    (State or other jurisdiction       (Commission           (I.R.S. Employer
          of incorporation)            File Number)         Identification No.)

    45 Ludlow Street, Suite 602
            Yonkers, NY                                           10705
(Address of principal executive offices)                       (Zip Code)

                                 (914) 375-7591
              (Registrant's telephone number, including area code)

              (Former name, former address and former fiscal year,
                         if changed since last report)

                                 Page 1 of __ pages
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ITEM 2. Acquisition of Disposition of Assets

      On January 25, 2002, Nantucket Industries Inc. effected a "reverse acquisition" pursuant to which Nantucket acquired all of the issued and outstanding capital stock of Accutone, Inc., a Pennsylvania corporation. The acquisition was made on a stock-for-stock basis pursuant to the terms of Nantucket's Chapter 11 Plan of Reorganization. The said Plan of Reorganization, which was accepted by the creditors of Nantucket and approved by the Bankruptcy court, is discussed in more detail in Item 3 of this report, "Bankruptcy or Receivership". The assets of Accutone, which were acquired by Nantucket through its acquisition of the Accutone stock, include all of its facilities, contracts, service agreements, accounts receivable, patent rights, customer lists, etc.

      As a result of Nantucket's acquisition of Accutone, those persons who were creditors or shareholders of Nantucket prior to the acquisition now own a total of 714,285, comprising 12% of the shares of the common stock of Nantucket. Persons who were shareholders of Accutone prior to the acquisition now own a total of 5,285,715, comprising 88% of the issued and outstanding common stock of Nantucket. While this represents a great diminution in the percentage of
Nantucket owned by its pre-acquisition shareholders. had the Plan of Reorganization not been put into effect, the shares held by such persons would have had no value at all because the only other alternatives for Nantucket would have been:

      (a) administration through the liquidation chapter of the Bankruptcy Code, Chapter 7, with no meaningful distribution to the creditors and the dissolution of the corporation, leaving the shareholders with nothing left of their investment; or

      (b) dismissal from bankruptcy jurisdiction and administration pursuant to state law remedies, with no possible causes of action under any state bankruptcy law for the recovery of any assets.

      Nantucket's voluntary petition under Chapter 11 of the United States Bankruptcy Code was filed on March 3, 2000 in the U.S. Bankruptcy Court for the Southern District of New York. At the time such petition was filed until it acquired Accutone, Nantucket was a dormant Delaware corporation. Prior to the effectuation of Plan of Reorganization, the common stock of Nantucket was held by approximately 1,100 shareholders. As a result of the reorganization, the number of Nantucket shareholders will be increased to approximately 1,180 (see
Item 3 of this report, "Bankruptcy or Receivership").

           AVAILABLE INFORMATION RESPECTING NANTUCKET INDUSTRIES INC.

      Nantucket Industries, Inc. is subject to the informational requirements of
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith is required to file reports, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, and other information may be inspected and copied at the Commission's


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

public reference room located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a web site at "http:\\www.sec.gov" where such material filed electronically can be examined. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                   THE COMPANY

      As a result of the above described acquisition, Accutone Inc. (together with Accutone's wholly-owned subsidiary, Interstate Hearing Aid Service Inc.) is now a wholly owned subsidiary of Nantucket Industries Inc. Nantucket, has no business or assets other than those which it acquired through its acquisition of Accutone. With respect therefore to the current business, history, and prospects of Nantucket, Accutone is the predecessor of Nantucket. Therefore, in this report, the business, history, and prospects of Accutone are treated as if they were the business, history, and prospects of Nantucket. Unless context necessarily requires otherwise, all references in this report to "Accutone", the "Company", "we", "us", or "our" includes Nantucket Industries Inc., Accutone, Inc. and Interstate Hearing Services, Inc.

      We are directly, and indirectly through our subsidiaries, Accutone Inc. and Interstate Hearing Aid Service Inc., in the business of distributing and dispensing custom hearing aids. Our predecessor, Accutone Inc. was formed under the laws of the State of Pennsylvania in October 1996 for the purpose of engaging in the manufacture, dispensing, and distribution of hearing aids. In 1998, Accutone acquired 100% ownership of Interstate, a Pennsylvania corporation and an FDA licensed hearing aid manufacturer which has been in the hearing aid business for approximately 35 years. In the Fall of 2000 Accutoner discontinued all manufacturing operations and changed the focus of its marketing to include, not only the individual, self-pay patient, but health care entities and organizations which could serve as patient referral sources for us. Our corporate headquarters are located at 45 Ludlow Street, Yonkers, NY 10705; Telephone 914-375-7591.

                                  RISK FACTORS

      Our common stock is traded in the over-the-counter market under the Symbol NTKI and is quoted on the OTC Electronic Bulletin Board. Since approximately April 2000 there has been virtually no active market for our stock. Any person considering purchasing shares of our common stock, on or off the public market, should understand that such an investment would be speculative and would involve a high degree of risk. Accordingly, you should carefully consider the following factors before making a decision to invest.


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

Risks Related To Potential Dilution

We Will Have To Obtain Financing From Sales of Our Equity Or Convertible Debt Securities; This Could Result In The Dilution Of The Voting Power Of The Present Shareholders And Could Decrease The Value Of Our Shares

We must expand our business to the point where it could be possible for us to sustain a viable public market for our shares. In order to do this, we will require outside funding, during the next twelve months, in the amount of $500,000 to $1,500,000. While we believe that we will be able to raise these funds from the sale of our equity or convertible debt securities, we have not yet entered into any arrangements with any investment banker or broker with respect to a private placement or public offering of our securities. Therefore, we are unable to state the possible terms of any sales of our securities or the ultimate dilution which such sales will cause to our shareholders. However, the issuance of any additional common shares will reduce the percentage of ownership, the voting power of each other share, and, possibly, the book value or market price of our currently outstanding shares (See and "Risks Related To Our Financial Condition").

Risks Related To Our Business

We Have A Limited Operating History For You To Use To Evaluate Our Business.

We have a very limited operating history for you to use to evaluate our business, especially since the October 2000 change in our business plan. Since we started operations in January 1997, we have devoted almost all of our efforts to developing business contacts and marketing concepts and very little time and expense to marketing and sales. Marketing activity, under our new business plan, commenced in October 2000 and results, in terms of an increase in sales, only began in the first quarter of 2001. Based upon this very limited history of operations, we are unable to predict whether our products will sell in the volumes or at the prices that we anticipate (See "BUSINESS").


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

Our Success Will Be Entirely Dependent On Our Ability To Increase the Number and Level of Operations of Our Sales and Dispensing Offices. Presently, We Do Not Have Sufficient Financial Resources To Do So.

We have no potential sources of revenues other than from anticipated sales of our services and hearing aids and certain proposed accessory products. Consequently, we are entirely dependent on our success in opening and equipping an increased number of sales and dispensing offices and operating them profitably. Our ability to do so will depend in large part upon our ability to raise financing for our projected expansion, our management skills (which, to date, are based on limited experience), and the success of our marketing and advertising plans. We cannot give any assurance that we will be successful in expanding the volume and profitability of our business. If we fail to do so, or if we are only able to do so more slowly than we expect, our business, results of operations, and financial condition will be materially and adversely affected. If that is the case, it is not likely that our business will sustain a viable public market for our common stock (See "Risks Related to Our Financial Condition" "Risks Related to the Market For Our Common Stock", and "BUSINESS").

Initiating And Expanding Our Marketing And Sales Operations Will Strain Our Resources; Failure to Effectively Manage Our Growth Could Disrupt Our Operations And Prevent Us From Generating The Revenues We Expect.

Because we have only recently implemented a business plan which shifted the focus of our marketing efforts from the individual, self-pay patient to group healthcare organizations and third party payers, our business is at an early stage of development. As noted in the foregoing Risk Factor, we believe that in order for our business to become profitable at a level that will sustain a public market for our common stock, we will have to open, equip, and successfully operate an increased number of sales and dispensing offices. This will require the expansion of our administrative and audiological staff and the implementation of successful marketing and advertising campaigns. If we are able to raise enough financing to establish more sales and dispensing offices and put efficient marketing infrastructures in place, we may then experience rapid growth. But rapid growth would require us to manage multiple relationships with various audiologists and/or licensed hearing aid dispensers as well as administrative personnel, vendors of hearing aids, and other third parties. Because of that, the expansion of our operations can be expected to strain our management, operational, financial, and technological resources. If we fail to manage our growth in a manner that minimizes these strains on our resources it could disrupt our operations and ultimately prevent us from generating the revenues we expect. If this should be the case, we might not be able to sustain a viable public market for our common stock (see "Risks Related To Our Financial Condition" and "Risks Related to the Market For Our Stock", below).


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

We Do Not Have Sufficient Executive or Audiological Staff to Successfully Expand Our Business. Neither do We Have the Financial Resources to Hire Sufficient Staff.

Presently, we do not have any executive personnel other than Mr. Treglia and Mr. Brand (whose activities are limited to our Pennsylvania operations). Neither do we have sufficient audiologists to significantly increase the number of our sales and dispensing offices. Therefore, we will not be able to expand the volume and profitability of our business unless we are able to hire additional managerial and audiological personnel. Presently, this is impossible because our current cash flows and financial resources are inadequate. In fact, we may not be able to hire sufficient additional personnel unless we are able to raise debt or equity financing from sales of our securities or from other sources such as institutional lenders. Moreover, competition for highly-qualified personnel is intense, and we cannot assure that we will be able to hire qualified managerial and audiological staff even if we are able raise the funds to do so. If we are unable to raise outside funding to pay for hiring additional personnel and if we are unable to attract and retain qualified staff, we will not be able to expand the volume and profitability of our business. If that is the case, we might not be able to sustain a viable public trading market for our common stock (see "Risks Related To Our Financial Condition" and "Risks Related to the Market For Our Stock", below).

We Must Compete With Larger, More Well Established, Well Known, and Better Financed Hearing Aid Retailers.

Our ability to generate revenues and operate profitably will be directly related to our ability to compete effectively with our competitors. Some of these have large networks of retail hearing aid dispensing outlets, are well known to the public, larger than we are, and have substantially more assets and resources than we have. These competitors have the financial resources to mount larger marketing and consumer-oriented advertising campaigns than we can, or will be able to, conduct. We intend to meet competition through establishing provider relationships with various types of health care organizations, by advertising to the self-pay market and by conducting educational campaigns aimed at acquainting the public with the potential benefits of hearing aids. We can give no assurance that this strategy will succeed, or that we will be able to overcome the competitive disadvantages we face as a small company with limited capital and limited history of successfully marketing and dispensing hearing aids (See "Business - Competition").


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

Our Future Success Is Dependent, in Part, on the Performance And Continued Service Of Our President and Vice President.

Our performance and future operating results are substantially dependent on the continued service and performance of John H. Treglia, our president and chief executive officer and Mr. Larry Brand, our vice president in charge of Pennsylvania operations. To date, Mr. Treglia has not only contributed his services but also a substantial portion of the financing required for the implementation and operation of our business. If either Mr. Treglia's or Mr. Brand's services become unavailable, our business and prospects would be adversely affected. We do not currently maintain "key man" insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance until such time as the Company has positive cash flow and is profitable. The loss of the services of Mr. Treglia or Mr. Brand could have a material adverse effect on our financial condition, operating results, and, on the public market for our common stock (See "MANAGEMENT").

Risks Related To Our Financial Condition

We Need Financing In Order to Implement Our Business Plan and We May Not Be Able To Obtain It.

In order for us to expand our operations to the point where they are profitable and large enough to sustain a viable public market for our securities, we must:

      * expand the volume of operations and the profitability of our existing sales and dispensing offices; and

      * open and equip new sales and dispensing offices in the New York Metropolitan Area and implement and develop operations at these new offices;

      *     expand our administrative and audiological staff's;

      *     expand our marketing and advertising programs.

If we are to achieve these goals, we will incur a substantial increase in expenses. We currently have virtually no cash available for these activities other than our limited cash flow from operations. We believe that we will be able to raise $500,000 to $1,500,000 from a private placement of convertible debt or our equity securities. However, we have not entered into any agreement with any investment banking firm or securities broker to act as selling agent for us in a private placement of our securities. We intend to meet with one or more lending institutions that lend money collateralized by accounts receivable which are generated by Medicare and/or Medicaid. We expect to be able to establish banking relationships with at least one of these institutions in the near future. We anticipate that this will give us access to a credit line in the amount of from $50,000 to $100,000. However, at present, no such line is in place and we cannot give any assurance that it will, in


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fact, be granted.  We cannot give any  assurances  that we will be successful in raising sufficient funds to expand the volume and profitability of our business to the point where it can sustain a public market for our common stock.

We Have Had Losses From Operations Since Inception, and We have (Very Limited Working Capital) (a Working Capital Deficit)

We were organized in October 1996 and have generated only limited revenues from operations. In order to implement and develop our business in the New York metropolitan area, we have had to depend on cash infusions by way of: (i) an aggregate of approximately $140,000 from investors in a private placement of our convertible debentures; and (ii) approximately $250,000 in contributions to capital provided via Mr. Treglia (as well as contributions of uncompensated services from Mr. Treglia). We therefore incurred losses from inception through the end of our last completed fiscal year (year ended December 31, 2000). As of December 31, 2000, we had an accumulated deficit of $(275,872). While we anticipate that we may continue to incur net losses for the foreseeable future, for the first quarter of the current fiscal year (three months ended March 31, 2001), we showed a profit of $14,622, which reduced our accumulated deficit to ($261,250). As at March 31, 2001, we had total current assets of $119,724 and total current liabilities of $90,618, giving us very limited working capital of approximately $ 29,106. If we fail to establish profitable operations and continue to incur losses, we might not be able to sustain a viable public market for our common stock.


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

Risks Related To The Public Market For Our Common Stock

Since April of 2000 There Has Been Virtually No Public Market For Our Common Stock. Unless Such Market Develops, No Shareholder May Be Able To Sell Our Shares

Since April of 2000, there has been virtually no public market for our common stock. Until April 17, 1998, our (Nantucket's) common stock was traded on the American Stock Exchange. Because it fell below American Stock Exchange guidelines for continued listing, it was delisted effective April 17, 1998. From that date it was traded in the over-the-counter market and quoted on the OTC electronic bulletin board of the NASD Supplemental Market under the symbol "NANK" ("NANKQ" during the time its Chapter 11 proceedings were pending). Our common stock is currently traded in the over-the-counter market and quoted on the OTC electronic bulletin board under the symbol NTKI. Moreover, even if a market for our common stock does develop, it may be highly limited. Failure to develop or maintain an active and reliable trading market for our stock could negatively affect the price of our shares and make it impossible to sell such shares.

We Are Not,  And May  Never  Be,  Eligible  For  NASDAQ  Or Any  National  Stock
Exchange.

Our common stock is not presently, and it is likely that for the foreseeable future it will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At present, we do not have, and we are unable to state whether we will ever have, sufficient assets and market price to meet the Nasdaq application standards.

Our Common Stock Will Be A "Penny Stock," And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Our Shareholders To Resell Their Shares.

As a consequence of our financial condition, the market for our common stock, will, for the forseeable future, our stock will continue to be traded in what is known as the over-the-counter market and reported on the OTC Bulletin Board. At least for the foreseeable future, our common stock will continue to be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock. Penny stocks are stocks:


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      (i)   with a price of less than $5.00 per share; or

      (ii)  that are not traded on NASDAQ or a national securities exchange;

      (iii) are issued by companies with net tangible assets of less than: (A) $2.0 million (if the issuer has been in continuous operation for at least three years); or (B) $5.0 million (if in continuous operation for less than three years); or

      (iv) which have average revenue of less than $6.0 million for the last three years.

                                    BUSINESS

General

      Until the summer of 2000, a small portion of our business consisted of manufacturing operations. However, because of changes in the competitive climate of the hearing aid manufacturing industry and the comparatively small level of our operations we discontinued all manufacturing on July 30, 2000. This marked the beginning of a significant change in our business plan, which now encompasses concentrating our marketing to nursing homes, hospitals, out-patient clinics, members of managed health care providers, such as health maintenance organizations ("HMO's"), Physician Provider Organizations (physician group practices known as "PPO's"), union health plans, medicare, and medicaid while expanding an advertising campaign aimed at individuals in the non-insured self-pay market. Since implementing our new business plan in October 2000, we have entered into contracts with fourteen managed health care provider organizations in the New York metropolitan area, including Medicare and Medicaid. We presently in negotiations with another twelve of these organizations within six months (see "Sales and Marketing").

      In addition to marketing our services, our current efforts and resources are being devoted to expanding our audiological staff and the level of operations and profitability at our existing offices as well as operations at new retail sales and dispensing offices in the New York Metropolitan area. Our


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long term goal is to expand our operations into a wider geographic area.

      We also provide in-home fitting and dispensing services in the State of Pennsylvania where our customer base is located in a somewhat rural area, making home visits convenient for our customers. We have four Pennsylvania Registered Hearing Aid Fitters who are available to us for in-home, as well as office visits in Pennsylvania. Through our offices and our in-home services, we offer a full range of audiological products and services for the hearing impaired.

      In order to make our services acceptable to managed care and health insurance companies, we must address their particular concerns. This will require that we have:

      *     service  locations  which  are  conveniently   accessible  to  their
            members;

      *     an adequate staff of highly qualified audiologists;

      *     a full range of high quality hearing aid products;

      *     competitive pricing; and

      * adequate product liability and professional malpractice insurance coverage.

      We are presently endeavoring to put all of these elements into place. Therefore our primary goals during the next eighteen months include:

      * opening and establishing operations at an additional five fully equipped offices accessible to residents of all five boroughs of New York City.

      * opening and establishing operations at sales and dispensing offices on-site at approximately twenty-five nursing homes in the New York metropolitan area (We estimate that 25 nursing homes can be serviced by one full-time audiologist based on an estimate of one to two half-days per month).

      *     increasing the number of audiologists on our staff to at least nine;

      * hiring a chief financial officer and a chief operations officer, experienced in the health care industry;

      We also intend to implement an aggressive advertising and marketing campaign aimed at individuals and managed health care organizations and to establish a professional advisory board consisting of from 4 to 6 individuals with high levels of experience and expertise in hearing health care, gerontology, and hearing aid product development and promotion.


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

      We estimate that in order to achieve these goals, we will require financing from sources other than cash flow, within the next eighteen months, in an amount ranging from $1,000,000 to $1,500,000. Our present plan for financing focuses on raising funds through a private placement of our securities (see "Proposed Financing Plans").

Overview of the Industry

Hearing Loss

      We believe that hearing loss is one of the most prevalent chronic health conditions in the United States, and that its incidence is on the rise. Hearing Loss occurs when there is damage to the auditory system, possibly caused by heredity, aging, noise exposure, illness, trauma, and/or some medications. Some hearing loss is temporary and/or can be corrected with medical or surgical treatment. Other types of hearing loss can be effectively managed with hearing devices. Although hearing loss traditionally has been considered an "old person's" condition, On February 8, 1999, the Better Hearing Institute reported that hearing loss is becoming increasingly common among the "Baby Boomer" 40 to 65 year old segment of the population. This is widely believed to be the result of extreme noise exposure, possibly because of a history of excessive exposure to extremely high decibel rock-and-roll concerts and the widespread use of "walkman" type radios (which produce a concentrated level of noise in extremely close proximity to the ear). The degree of hearing loss is often directly related to the amount of exposure and the intensity of loud noise. However, damaging noise does not necessarily have to result from extreme situations. Even cumulative exposure to everyday noises, such as the sounds of daily traffic, construction work, or a noisy office can contribute to hearing loss.

      Hearing loss can have serious implications, leading to communication disorders, isolation, depression, cognitive dysfunction, and overall decline in quality of life. While a great many people suffering from hearing loss can be helped with the use of hearing aids, a 1999 survey by the National Council on the Aging (NCOA) indicated that older adults with hearing impairments, who do not wear hearing aids, are more likely to report sadness and depression, worry and anxiety, paranoia, diminished social activity, and greater insecurity than those who wear aids. We believe that the products and technologies currently available are broad and varied and in most instances can afford to the hearing impaired individual the amplification necessary to afford them the ability to have improved hearing and enjoy a full and normal lifestyle. In addition, we believe that these people could also benefit from the use of other assisted listening devices, such as telephone or television amplifiers (see "Products", below).

The Future of the Industry

      While we recognize that in the past and still today, many members of the public have been reluctant to use hearing aids, we believe that this industry can be expected to experience substantial and continuing growth during the coming decades. Sergei Kochkin, PhD, an officer and board member of the Better Hearing Institute and a director of market development at Knowles Electronics, has written a market research article in which he concluded that,

      "With  modern  estimates  of hearing  loss  ranging  from 24 million to 28 million and hearing instrument penetration at only 21% to 22% historically, it is of interest to determine the extent to which the more than 20 million hearing-impaired individuals who do not use hearing instruments are, in fact, current or future candidates for hearing aids. In the past we have conservatively estimated that if even 25% of the non-owner market were convinced to purchase market were convinced to purchase hearing aids over the next five years that the market would double and retailers would realize an incremental $1 billion a year."

      Some of the factors which we believe will contribute to an expansion of hearing aid use include the following:

      o A rapidly aging population (the "graying of America") accompanied by a natural, progressive deterioration in hearing acuity;

      o Wide exposure to excessive noise, pollution among younger segments of the population resulting in ever increasing damage to hearing;

      o A growing acceptance among all segments of the population of the use of hearing aids;

      o     The availability of smaller and less visible hearing aids;

      o Advances in hearing aid technology, including computerized digital products;

      o     Decreasing prices of hearing aids;

      o Increasing coverage of hearing aid products by HMO's, PPO's, unions, employer-sponsored groups, and Medicare and Medicaid to offset the costs to the end user.

Our Sales and Dispensing Offices

      We are currently operating five hearing sales and dispensing facilities. Five of these are retail sales and dispensing offices, which are located in medical arts buildings, shopping malls, independent store-fronts, and, in one case, on-site at a medical outpatient center. Two of our five retail offices are located in Yonkers, NY, one is in Mount Vernon, NY., and one is in Forty Fort,
PA. Our fifth  facility  is  located  on-site  at The   Wartburg  Home of The
Evangelical Lutheran Church (the Wartburg nursing home facility.) We are scheduled to open a seventh facility on Main Street in New Rochelle, New York (see "Facilities and Services", below).

      One of our Yonkers offices and both of our Pennsylvania offices are open and functioning on a full time basis. We expect that our recently opened Yonkers Avenue office, which is presently open two days a week, will be open at least three days a week by September 1, 2001. Our Wartburg Out-patient office is currently open two days per week and our Wartburg Nursing Home office is currently open an average of two days per month, on an as-needed basis.

      Our Ludlow Street Yonkers offices is staffed and supervised by a full-time, licensed and certified audiologist and one full-time patient care coordinators. Our Yonkers Avenue office is staffed and supervised by a licensed and certified audiologist. Our two Pennsylvania offices are each opened full time and are staffed by a state licensed hearing aid dispenser, as required by applicable Pennsylvania law and at least one clerical, reception person.

      Our current New York sales and dispensing offices range from 600 to 1,100 square feet in size. These include our two Yonkers offices and our on-site Wartburg Outpatient Facility office, all of which are fully equipped with:

      * soundproof testing booths and state-of-the-art testing equipment that meets or exceeds all state standards; and

      * a full range of diagnostic and auditory-vestibular tests that assist referring physicians in the treatment of patients with hearing and balance disorders.

      Our on-site nursing home offices, which do not have their own existing on site testing booths and audiological equipment, are equipped with portable electronic audiological equipment brought in by the audiologist at each visit. This equipment meets or exceeds the requirements of all federal and state agencies as well as all third-party payers. We have found this equipment to be adequate to serve the needs of almost all patients at these facilities.

      Our Pennsylvania sales and dispensing office is equipped with portable audiological testing and fitting equipment and a sound-deadened room. This meets all applicable requirements of the State of Pennsylvania Department of Health Regulations regarding the sales and dispensing of hearing aids.

On-Site Offices

The Wartburg Adult Care Community Outpatient Clinic and The Wartburg Nursing Home

      We have entered into lease and service agreements with The Wartburg Adult Care Community Outpatient Clinic and the Wartburg Nursing Home. These facilities are part of the Wartburg Adult Care Community which is located in a 36-acre campus in the town of Mount Vernon in Westchester County, New York. The Wartburg is a comprehensive senior health care complex which includes residential assisted living, nursing home, and critical care facilities as well as a 16,000 square foot Outpatient Health Services complex serving area residents as well as persons residing within the Wartburg facilities. Our contracts with the outpatient clinic and the nursing home provide for our:

      * Establishing and operating an on-site dispensing and testing office in the Wartburg Diagnostic and Treatment Center (outpatient center). Under the terms of the contract, our office will have use, at no cost, of a common reception and waiting room and reception personnel in the Wartburg, who will schedule and coordinate patient appointments. This facility is fully equipped, including a sound-proof booth, and all required electronic testing equipment as well as all other peripheral equipment necessary for appropriate audiological testing and the fitting and dispensing of hearing aids. This office is used for the treatment of non-resident outpatients and Wartburg assisted living facility residents.

      * Establishing and operating a separate on-site dispensing and testing facility in Wartburg nursing home (The Wartburg Home of the Evangelical Lutheran Church, Inc.). The Wartburg's provision of treatment and waiting room areas within the nursing home to be used as an audiological testing, fitting, and dispensing facility for its nursing home patients, utilizing portable and mobile, state of the art, testing and fitting equipment. This office was opened in April 2001.

      Presently, the Wartburg outpatient facility handles six hundred patient visits per month. We expect that during the next six months, we will devote a total of approximately two to three days per week to patients at the Wartburg facilities. The Wartburg Diagnostic and Treatment Center has advised us that it intends to actively promote its outpatient services and its agreements with us provide that it will include our audiological facility in its marketing efforts, at its expense. In addition, we intend to implement our own marketing program and to coordinate it with the Wartburg so as to maximize promotion of our Wartburg outpatient facility, as well as our other facilities. Based on projected responses to our coordinated marketing efforts and the physical presence of our facility on-site, we expect that patient awareness of our services will increase. As a result, after the initial six months of operation, we may be required to increase our personnel and operating hours at the Wartburg Out-Patient

Clinic in order to fully service non-resident outpatients.

Proposed Contracts With Additional Nursing Homes

      We are presently in negotiations with six additional nursing homes for the establishment of on-site offices and our appointment as sole provider of audiological services and products during the duration of the term of the contract. We have received provisional agreements, pending only the execution of final contracts, for the following four of such nursing homes:

                                                                 No. of
           Nursing Home                   Location             Residents
           ------------                   --------             ---------
      Laconia Nursing Home               Bronx, NY               240
      Schervier Nursing Home             Bronx, NY               480
      New San Souci Health Care          Yonkers, NY             210
      Fieldston Lodge                    Bronx, NY               185

Contract With Park Avenue Health Care Management Inc.

      We are currently in the final stages of negotiations with Park Avenue Health Care Management Inc. and its affiliate, Park Avenue Medical Associates, P.C. (referred to herein, collectively, as "Park Avenue"). Park Avenue is a health care management organization which services nursing homes, hospitals, assisted living facilities, adult day care centers, adult homes, and senior outpatient clinics. Park Avenue directly employs medical professional personnel, including physicians in both general and specialty practices and other health care professionals such as podiatrists, audiologists, and optometrists. Nursing homes contract with Park Avenue for the services of its Medical professionals, on a pre-determined schedule or on an as-needed basis. Park Avenue presently provides staff to approximately seventy-two nursing homes. We currently have sufficient staff and equipment to service thirty-four of the seventy-two nursing homes which the Park Avenue contract will add to our clientele. We anticipate that we will be able to service at least sixty of these nursing homes by the end of the current calendar year.

In-Home Services

      Because of the geographic dispersal of the population in much of the State of Pennsylvania (other than in urban areas), our subsidiary, Interstate Hearing Aid Service Inc. has, for the past thirty-five years, provided in-home visits by Registered Hearing Aid Fitters licensed by the Pennsylvania Department of Health. In-home services include testing, diagnosing, fitting, dispensing, and follow-up visits, as required. Approximately fifty per cent of the sales made in Pennsylvania are attributable to in-home visits.

Our Services

      We provide all of our patients at our retail, nursing home, and out-patient clinic sales and dispensing offices with comprehensive hearing care services consisting of the following:

      *     an  interview  with  one  of  our   audiologists   or  patient  care
            coordinators respecting the hearing problems and all factors which may contribute to or cause such problems;

      * an internal and external examination of the patient's ear performed by one of our audiologists;

      * an initial hearing screening to establish a permanent base-line of hearing acuity and to determine whether the patient has a hearing problem;

      * if the initial screening indicates that there is a hearing problem, the audiologist will then perform additional testing and do a complete audiological evaluation, including:

            *    air conduction;
            *    bone conduction;
            *    speech recognition thresholds;
            *    most comfortable hearing level;
            *    uncomfortable hearing level;
            *    site of lesion tests, if required;
            *    tymponometry;
            *    acoustic reflex testing; and
            *    acoustic reflex decay.

      * the patient is then counseled with respect to the results of the audiological testing and evaluation, the nature and extent of any hearing defects found, the possible effects of such hearing aids on the patient's lifestyle, and the options for treatment with a hearing aid; and

      * if it is determined that a hearing aid would be of benefit to the patient, an appropriate aid will be prescribed and fitted; the fitting process will include taking impressions of the affected ear or ears.

      All hearing aids that we prescribe are custom made for the individual patient. Delivery is usually made within one week to ten days. When the patient receives the hearing aid, the audiologist explains the properties and capabilities of the hearing aid, and demonstrates proper insertion, removal, maintenance techniques, and the operation of all the features of the hearing aid. The patient is then re-tested wearing the hearing aid to enable the audiologist to determine whether the hearing aid is performing to prescribed standards and to evaluate the benefit to the patient. After one week, the patient care coordinator will contact the patient by telephone to discuss any problems or questions and to schedule a follow-up appointment if the patient or the patient care coordinator feels it is needed.

      We provide follow-up services including, where necessary, additional personal contacts with the patient and/or the patient's family, for the purpose of monitoring and guiding the patient's progress in successfully utilizing the hearing aid and making all adjustments required to insure a successful outcome. We also have a family hearing counseling program to help the patient and his or her family understand the proper use of their hearing products and the nature of their disability.

      In addition to all of the foregoing services, at the Wartburg Nursing Home, and at all on-site offices which we may establish at other nursing homes in the future:

      * patient's appointments are scheduled by the nursing home personnel at intervals of approximately one-half hour to forty-five minutes;

      * all patients are seen at the direction and referral of his or her ear nose and throat specialist or primary care physician;

      * we provide base-line hearing screening for all new admissions including residents and short-term rehab patients;

      * results of all procedures are reported to the attending physician and become a part of the patient's permanent medical records.

Our Products

      A hearing aid is an electronic, battery-operated device that amplifies and transforms sound to allow for improved communications. All hearing aids consist of three components: the microphone, the amplifier, and the loudspeaker. Sound is received through the microphone, which vibrates in response to sound waves and converts the sound waves to electrical signals. The amplifier enhances the intensity of these signals before transmitting them to the loudspeaker where they are converted back to sound waves for broadcast in the ear.

      All hearing aids that we prescribe are custom made for the individual patient. We have selected a variety of major worldwide manufacturers' products to make available through our offices in order to provide the best possible hearing aid products for our patients. These include the latest digital technology available from Magnatone, Siemens, Phonak, Sonotome, Lori/Umitron, United Hearing Systems, and others. We are also able to make available, by special order, a large selection of other hearing enhancement devices including
telephone  and  television  amplifiers,   telecaptioners  and
decoders, pocket talkers, specially adapted telephones, alarm clocks, doorbells and fire alarms.

Customers

      As a major part of our new business plan, we have successfully expanded our patient referral base by securing appointments as the sole provider of hearing aids and audiological services to nursing homes, out-patient facilities, and adult group homes. We have also established relationships with other types of health care organizations, such as HMO's and PPO's. Our affiliations with these types of health care organizations and facilities have grown rapidly since October 1, 2000, when we began marketing our services to them. Our customers include:

      * patients who learn about us through our newspaper advertisements (see "Sales and Marketing", below);

      * patients who are participating members of health care organizations, who come to us as a result of contractual (or in some cases, non-contractual) arrangements with such organizations, appointing us as an approved, preferred, or sole, provider of audiological care to their members. As a provider, we are listed in the organization's provider manual as a source for audiological services and products (see "Existing Contracts With Health Care Providers and Third-Party Payers", below);

      * patients who are referred to us by out-patient health care clinics and hospitals (see "Out-Patient Facilities" and "Area Hospitals", below;

      * patients who are referred to us, on an out-patient basis, by nursing homes and senior care facilities at which they reside (see "Nursing Homes", below);

      * patients who are referred to us by area physicians with whom we have established relationships (see "Physician Referrals", below; * patients who are treated on an in-patient basis in nursing homes or senior care facilities (see "Facilities - On-Site Offices", above); and

      * patients in Pennsylvania who are visited, tested, and fitted in their homes (see "Services -In-Home Services", above).

Existing Contracts With Health Care Providers and Third-Party Payers

      Since the Autumn of 2000, we have entered into contracts for the provision of audiological services with twenty-one health care provider organizations, as well as third-party payers such as Medicare and New York State Medicaid. We also have additional contracts with at least another twelve organizations pending finalization and/or execution. We expect these additional contracts to be completed by not later than the end of 2001. We believe that we currently have sufficient staff and facilities which are geographically accessable for all participants in organizations which we have contracted with or which we are in the process of finalizing agreements with. These groups and organizations include:

Existing Contracts With Health Care Organizations

      We  have  entered  into   contracts   with  the   following   health  care
organizations:

 .Medicare Federal Health Care Program, Parts A and B;
 .New York State Medical Assistance (Title XIX) Program/Medicaid;
 .Independent Health Association;
 .Magnacare Health Care;
 .Empire Blue Cross Blue Shield Health P.P.O.;
 .Corvel Corporation;
 .Oxford Health Plans (New York, Inc.);
 .Health Insurance Plan of Greater New York and Group;
 .Community Choice Health Plan, Inc.;
 .Better Health Advantage, Inc.;
 .Fidelis Health Care, Inc.
 .Health Source Westchester Pre-Paid Health Services Plan, Inc.;
 .Workers Compensation Agreement;
 .Preferred Choice Management Systems;
 .Speech and Communications Professionals;
 .Los Ninos Services, Inc.
 .Genesis Health Care, Inc.
 .POMCO
 .National Ear Care Plan, Inc.
 .Paxxon Health Care Services
 .Visiting Nurse Services of Bronx/Westchester Counties

      Generally,   our  agreements   with  health   insurance  or  managed  care
organizations provide for services to be offered on three different bases, including:

      (a) fee for service basis based on a contractual rate which we offer to provider's members (all paid for by the patient); and

      (b) an encounter basis where we are paid a fixed fee by the insurance or managed care organization for each hearing aid sold (with the balance paid to us by the individual member).

      (c) a special Medicare/Medicaid encounter basis where we are paid a fixed fee by

            Medicare and/or Medicaid for particular audiological services, at a price preestablished by Medicare or Medicaid (other than the "deductible" amount, which is paid either by the patient or other third-party payers).

Requirement for Renewal of Agreements with Health Insurance and Managed Care Organizations

      The terms of most agreements with health insurance and managed care organizations are subject to renegotiation annually. Moreover, most of these agreements may be terminated, at any time, by either party on 90-days notice. Even if we are successful in expanding our base of contracts with such organizations and institutions, the early termination or failure to renew such agreements could adversely affect our results of operations.

Nursing Homes

      Approximately seven nursing homes currently provide out-patient referrals and transportation of their residents to our Ludlow Street office. We also provide limited on-site testing and evaluations within these nursing homes for residents who are disabled or infirm. These nursing homes include:

                                                                  No. of
           Nursing Home                   Location              Residents
           ------------                   --------              ---------
      Kings Terrace/Terrace Health Care   Bronx, NY                320
      Manhattanville Nursing Home         Bronx, NY                280
      Methodist Church Home               Riverdale, NY            240
      Riverdale Nursing Home              Bronx, NY                300
      Tarrytown Hall Care Center          Tarrytown, NY            185
      Classic Residence by Hyatt          Yonkers, NY              277
      St. Joseph's Nursing Home           Yonkers, NY

Existing Referral Arrangements With Out-Patient Facilities

      We have established relationships with four local out-patient facilities. They began referring patients to us at the end of November 2000. Since that time, referrals from these facilities have steadily increased from a total of approximately 20 during November and December of 2000 to current levels of about eight to ten per week. We believe that patient referrals from these sources will continue to grow based upon the positive feedback we have received from them. These out-patient facilities include:

                                                                   No. of
  Out-Patient                                                  Patients Seen
   Facility                           Location                    Annually
   --------                           --------                 -------------
 Urgi Square Geriatric
   Care Clinic                        Yonkers, NY                  4,000
 Urgicare Health Care
   Clinic                             Yonkers, NY                  7,200
 Riverdale Nursing Home
   Outpatient Clinic                  Bronx, NY                    2,000
 Methodist Nursing Home
   Outpatient Clinic                  Bronx, NY                    2,500

On-Site Offices

      We have established an on-site office at The Wartburg Adult Care Community Outpatient Clinic, where our location makes us the sole on-site audiological services provider to patients being treated at the clinic. We have also established an on-site office at The Wartburg Nursing Home where we are the exclusive provider of audiological services to all residents at the Nursing Home (see "Facilities - On-Site Offices"). Our audiologist visits the out-patient clinic two half-days per week and the nursing home two half-days per month. To date, our audiologist has seen an average of approximately six to eight patients, per half-day, at each of these facilities. We expect that over the next year, we will expand the amount of time our audiologists spend at the out-patient clinic to at least two full days per week and the number of patients will increase substantially as we become an integral part of the general services referral base of the physicians practising at the out-patient center.

Area Hospitals

      We have also established relationships with four area hospitals. They have recently begun referring patients to us. The planned increase in the number of our sales offices will put our services within the geographical reach of an increased number of the patients of these hospitals. We, therefore, expect that these relationships will begin to have an impact on the volume of our business by the second quarter of 2001. The hospitals with which we have established patient referral relationships are:

                    Hospital                              Location
            -----------------------                 --------------------
         *  Saint Josephs Medical Center            South Yonkers, NY
         *  Yonkers General Hospital                South Yonkers, NY
         *  Montefiore Medical Center               Northeast Bronx, NY
         *  Westchester Medical Center              White Plains, NY

Physician Referrals

      Referrals from physicians are generally based upon personal contacts and established patient and physician satisfaction. We endeavor to maintain our relationships with referring physicians by using a medical reporting system which provides each referring physician with a full audiological report on each of their patient visits to our offices.

Payments for Services

      Our customer base includes self-pay patients, patients whose costs are covered by medicare or medicaid, patients whose costs are covered by private health care organizations; and patients whose costs are covered as union benefits). Treating Medicare and Medicaid patients involves payment lag issues which are problematic for us because of our current capital constraints. Current Medicare and Medicaid payments for audiological services and hearing aids can take as long as 120 to 150 days after approved services are provided and hearing aids are dispensed. In order to assist us with the cash flow lag we have been successful in obtaining from some of our suppliers, 90-day payment terms from our hearing aid suppliers instead of the normal 30-day terms common industry-wide. We anticipate that, in the near future, we will be able to put bank financing arrangements into place which will provide us with a credit line for working capital, collateralized by our medicare and medicaid receivables.

Sales and Marketing

      Since the Autumn of 2000, when we implemented our new business plan, we have expanded our marketing efforts to include, not only the self-pay patients who had previously been our principal customer base, to include:

      *    physicians in private or group practices;
      *    providers of group health care;
      *    unions;
      *    nursing homes;
      *    senior care facilities;
      *    out-patient health care clinics;
      *    hospitals;
      *    speech pathology groups;
      *    nursing home managed health care organizations; and
      *    third party payers, including Medicare and New York State Medicaid.

      Marketing to these organizations and entities have consisted solely of personal contacts by our president, John H. Treglia, with all of the types of entities and organizations listed above. We have also utilized print media advertising on a limited basis to the self-pay patient market.

Proposed and Existing Advertising and Marketing Program

      We intend to continue to try to bring our company and our services and products to the attention of managed care providers, which can promote our products and services to the hearing impaired, and to their participating members. In connection with this, we recently started a joint advertising campaign with the Wartburg Out-Patient Clinic that will intend to increase over the next twelve months. We also intend to increase our marketing efforts to the self-pay, (uninsured patient) market.

      Our marketing plan contemplates implementing an aggressive advertising and marketing program focused on both of these markets, highlighting the quality of our services and products, as well as competitive pricing. In addition, to address the substantial growth in the number of assisted living facilities and nursing homes, we intend, when financial resources are available, to retain a director of senior care and nursing home marketing to promote and develop relationships with such establishments. At present, marketing to health care organizations is done by CEO, Mr. Treglia and by patient care coordinator through personal contacts.

      Our proposed marketing plan will also focus on educating both physicians and patients on the need for regular hearing testing and the importance of hearing aids and other assistive listening devices in improving the quality of life for hearing impaired individuals. We have already completed our first two hearing health seminars at the Classic Residence by Hyatt and The Wartburg, each a residential center including various levels of health care. We expect to be able to hold at least two such seminars during the non-winter months (March through November) at numerous institutions throughout the New York Metropolitan area.

      It is our goal to establish ourselves as a provider of highly professional services, quality products, and comprehensive post-sale consumer education. Our marketing campaign, which we have already begun to implement, will emphasize company-operated, free seminars on hearing and hearing loss as well as direct consumer advertising in local radio, newspaper, and, eventually, television media.

Business Strategy

      Our business plan recognizes that increasing the number of our sales offices will make our services conveniently accessible to a greater number of participating members of health care organizations and other entities with which we have relationships or may establish relationships. Our plan is therefore to couple such an increase in offices with an expansion of our patient referral base. We expect this two-pronged approach to enable us to substantially increase the volume and profitability of our business. We believe that our success will be largely dependent upon our ability to:

      * Expand our existing operations, first in the New York metropolitan area and then on a regional basis.

      *     distinguish our company from its competitors and

      *     effectively market our products and services;

      * expand our marketing efforts to include the growing assisted living community population.

      We believe that, in addition, the hearing aid industry, as a whole, must use customer satisfaction, advertising, and educational programs to strengthen consumer confidence in the industry and to educate the hearing impaired population with respect to:

      *     the importance of professional hearing testing; and

      * the availability, ease of use, and effectiveness of the newest hearing aid technologies;

      * the ability to arrange financing for hearing aids through an arrangement with Lend-An-Ear, a lease financing organization which arranges for lease-purchase financing of hearing aids on reasonable terms, especially directed to the senior citizen marketplace.

Proposed Financing Plans

      In order for us to implement our business plan, we will require financing in a minimum amount of $500,000 during the next twelve months. We intend to use our best efforts to generate between $500,000 and $1,500,000 in equity or convertible debt financing from a private placement of our securities within six to eighteen months. We have not yet determined whether the private placement will be effected by our officers or by a Securities Broker acting as our selling agent. At this time, we are unable to state what the terms of the anticipated private placement will be or the amount of dilution which will result from the intended financing.

      If we are unable to raise these funds through a private placement of our, we will endeavor to raise the required financing from other sources such as lease financing for major equipment purchases and loans from banks or institutional lenders. We cannot be certain that we will be able to raise the required financing from any of the foregoing sources. If we fail to do so, we will curtail our growth and concentrate on increasing the volume and profitability of our existing outlets, using any surplus cash flow from operations to expand our business as quickly as such resources will support.

Dependence on Outside Manufacturers of Hearing Aids

      We currently make available to our customers hearing aids supplied by approximately five major manufacturers, as well as hearing enhancement devices manufactured by other companies. There are currently approximately 40 manufacturers of these products world wide and few manufacturers offer dramatic product differentiation. We are therefore confident that, in the event of any disruption of supply from any of our current sources, we could obtain comparable products from other manufacturers on comparable terms. The Company has not experienced any significant disruptions in supply in the past.

Dependence on Qualified and Licensed Audiological Personnel

      We employ New York State licensed, ASHA certified audiologists in our New York offices. In our Pennsylvania Offices and in-home services, Registered Hearing Aid Fitters provide primary services, with licensed audiologists available on a consulting basis. In our New York area operations, we currently have two full-time, and one part-time, New York State audiologists In our
Pennsylvania operations, we have four Registered Hearing Aid Fitters in Pennsylvania, who are employed by us, on a part-time basis, as independent contractors, and two Pennsylvania licensed audiologists available on a consulting basis for special needs.

      Should we be unable to attract and retain qualified audiologists or Registered Hearing Aid Fitters, either as employees or independent contractors, it could limit our ability to compete effectively against competing hearing aid retailers and thus adversely affect our business. There are currently 6,000 audiologists in the United States and approximately 200 educational institutions in the United States which offer audiology degree/certification programs. There is therefore no current or potential shortage of qualified personnel. However, while we have not encountered any problems attracting and retaining sufficient audiological staff, it is possible that we could find ourselves at a competitive disadvantage against larger, better financed, and more well established hearing aid providers for the services of qualified personnel.

Government Regulation

Federal

      The practice of audiology and the dispensing of hearing aids are not presently regulated on the Federal level. The United States Food and Drug Administration ("FDA") is responsible for monitoring the hearing care industry. Currently there are only two regulations affecting the sale of hearing aids:

      (i) A physician's review. While the FDA requires first time hearing aid purchasers to receive medical clearance from a physician prior to purchase, patients may sign a waiver in lieu of a physician's examination A majority of our patients and targeted market are members of the managed care or institutional providers with whom we have contracts, or whom we expect to enter into contracts with, to provide hearing care. Some of these organizations require a physician referral. Consequently, even if any new federal or state physician referral are mandated in the future, they should not be expected to have an adverse impact on the Company's operations.

      (ii) A return policy. The FDA requires states to adopt a return policy for consumers offering them the right to return their products, generally within three to thirty days. In Pennsylvania, where the state mandated return period is three days, we offer our customers a full thirty-day return policy. In New York, the state requires a forty-five day return period, which we comply with. Moreover, if our audiologist determines that an individual patient requires additional time to become acclimated to using a hearing aid, we will extend the return period to accommodate such special needs.

      In addition, because we accept Medicare and Medicaid patients, each of our sales and dispensing offices must maintain their eligibility as Medicare/Medicaid providers and must comply with related federal anti-fraud, anti-kickback and other applicable regulations. Federal laws prohibit the payment of remuneration ("kickbacks") in return for a physician referring a Medicare or Medicaid patient, and those laws limit physicians from referring patients to providers in which they have a financial interest. The Company believes that none of its managed care or other provider contracts or its relationships with referring physicians are violative of the anti-kickback statute.

      We are unable to predict the effect of future changes in federal laws, or the impact that changes in existing laws or in the interpretation of those laws might have on our business. We believe we are in material compliance with all existing federal regulatory requirements.

State

      Generally, state regulations, where they exist, are concerned primarily with the formal licensure of audiologists and of those who dispense hearing aids and with practices and procedures involving the fitting and dispensing of hearing aids. In Pennsylvania and New York, where the Company currently operates and in New Jersey and Connecticut, which are part of the Company's currently targeted markets, such regulations do exist. We believe we are in compliance with all applicable regulations in Pennsylvania and New York and we intend to format all of our programs in Connecticut and New Jersey so that they are in full compliance with the regulations of those states. While we believe it is unlikely, there can be no assurance that regulations will not be promulgated in states in which we operate, or plan to operate, which could have a material adverse effect upon the Company. Such regulations could include stricter licensure requirements for dispensers of hearing aids, inspections of centers for the dispensing of hearing aids and the regulation of advertising by dispensers of hearing aids. The Company knows of no current or proposed state regulations with which it, as currently operated, could not comply.

Product and Professional Liability

      In the ordinary course of our business, we may be subject to product and professional liability claims alleging the failure of, or adverse effects claimed to have been caused by, products sold or services which we have provided. We maintain insurance at a level which we believe to be adequate. Each of our licensed audiologists is also required by state law to carry appropriate malpractice liability insurance. All of our audiologists have furnished us with copies of their insurance coverage certificates and we believe that they are all in compliance with applicable federal and state requirements. While we believe that it would be highly unlikely that a successful claim would be in excess of the limits of our insurance policies, if such an event should occur, it could conceivably adversely affect our business. Moreover, because we distribute products manufactured by others, we believe we will have recourse against the manufacturer in the event of a product liability claim. It should be noted however that we could be unsuccessful in a recourse claim against a manufacturer or, that even if we were successful, such manufacturer might not have adequate insurance or other resources to make good on our claim.

Seasonality

      The Company is not generally affected by seasonality.

Competition

      The hearing care industry is highly fragmented with approximately 11,000 practitioners providing testing and dispensing products and services. Approximately 2,500 of these practitioners are audiologists working for hospitals or physicians, 2,500 of the practitioners are licensed audiologists in private practice, and the remaining 6,000 are hearing aid specialists. Industry surveys estimate that approximately 5% of all hearing aids are sold in physicians' offices, 60% are dispensed by qualified audiologists in private practice, and the remaining 35% are sold by hearing aid specialists.

      Because there are no federal, state or local regulatory or oversight agencies in the hearing care industry, it is not possible to determine the precise number of competitors in every market which we are operating in or which we intend to enter. Our present plan is to focus our efforts primarily on urban, high density population areas.

      Most competitors are small retailers generally focusing on the sale of hearing aids without providing comprehensive audiometric testing and other professional services. However, some of our chief competitors offer comprehensive services and have large distribution networks and brand recognition. Principal among these are: (1) Bausch & Lomb, a hearing aid manufacturer whose distribution system is through a national network of over 1,000 franchised "Miracle Ear" stores including 400 located in Sears Roebuck & Co. stores; (2) Beltone Electronics Corp., a hearing aid manufacturer that distributes its products primarily through its network of approximately 1,000 "authorized" distributors; and (3) HEARx LTD., a hearing aid distributor whose dispensing and distribution system is through a network of approximately 79 company owned centers located in Florida, New York, New Jersey, and California.

      To the best of our knowledge, except for HearX, most national networks primarily offer hearing aids only and do not provide the comprehensive diagnostic services, use of audiologist services or other ancillary products offered by the Company. More importantly, they do not use the services of audiologists in the majority of their centers. However, these networks are owned by companies having greater resources than are available to us, and there can be no assurance that one or more of these competitors will not expand and/or change their operations to capture the market targeted by the Company. Nor can there be any assurance that the largely fragmented hearing care market cannot be successfully consolidated by the establishment of co-operatives, alliances, confederations or the like which would then compete more effectively with us in our intended market areas.

Employees

      As of June 1, 2001, in our New York area operations, we had a total of four full-time, and two part-time, employees. Full time employees include, our president and CEO, John H. Treglia, two New York State licensed audiologists, and one receptionist - patient care coordinator. In our Pennsylvania operations, we employ,

      As of June 1, 2001, in our Pennsylvania operations, we had a total of two full-time employees consisting of our vice president, Larry A. Brand and one person who is an administrator and a Pennsylvania Registered Hearing Aid Fitter. Our part-time employees consist of three Pennsylvania Registered Hearing Aid Fitters, who work for us, on an as needed basis (part-time), and two

Pennsylvania licensed audiologists who consult with us on an as needed basis.

      The loss of the services of Mr. Treglia would adversely affect the conduct and operation of our business. To date we have not purchased a "key man" insurance policy on Mr. Treglia's life. However, we intend to purchase such a policy in the amount of from one to three million dollars, at such time as we have the financial resources to do so.

                            PROPERTIES AND EQUIPMENT

Corporate Headquarters

      The Company's corporate headquarters are located in Suite 602 The Ludlow Street Medical Building located at 45 Ludlow Street. This office consists of 850 square feet. Approximately 800 square feet of these premises are used as two administrative offices with the balance of the space comprising a reception area.

      We occupy these premises pursuant to five year lease with Diamond Properties, Inc. The lease expires in February 2006. The lease calls for monthly rental payments of $895 fully inclusive of all utilities, taxes, and other charges. The building in which these offices are located is of a newly renovated, seven story building which houses the private offices of approximately twenty physicians, dentists, and other medical professionals, with adequate, free, offstreet parking available. It is located off a main street and around the corner from Saint Joseph's Medical Center, a major area health care facility.

Ludlow Street Sales and Dispensing Office

      We have a retail sales and dispensing office located the first floor lobby of the Ludlow Street Medical Building in a retail space adjacent to the elevators. We occupy this space pursuant to a five-year lease with Diamond Properties Inc, which will expire in February 2006. The lease calls for monthly rental payments of $1,087 fully inclusive of all utilities, taxes, and other charges.

      This facility comprises approximately 800 square feet and has a glass enclosed, visible waiting and reception area and a private fully equipped testing and dispensing office. This office is fully equipped as an audiological and hearing aid dispensing facility; equipment includes: (i) a full spectrum hearing suite, consisting of a wheel chair accessible sound-proof testing booth, of approximately 10 feet x 12 feet, designed to accommodate the needs of pediatric patients as well as handicapped adults; (ii) an electronic audiometer;
(iii) an electronic tympanometer; (iv) a computerized hearing aid programmer; and (iv) other required peripheral testing, fitting and repair equipment. This equipment was purchased, used, from Saint Joseph's Hospital, which has discontinued its audiological services department. The equipment purchased from Saint Josephs included, in addition to the equipment listed above, a second full spectrum hearing suite, which we are presently keeping in storage. All of the equipment which we purchased from Saint Josephs, and which we are currently using, is modern and has been totally refurbished and recalibrated. Saint Joseph's original cost for this equipment was approximately $54,000 and its replacement cost would be approximately $78,000. We were able to purchase, relocate, refurbish and recalibrate the equipment for a total cost of $19,000. This equipment enables us to fully service all patients whom we see at this facility, including the nursing home patients who are brought to us on an out-patient basis as well as pediatric patients.

Yonkers Avenue Sales and Dispensing Office

      We currently sublease an approximately 600 square foot space in a retail eyeglass outlet which also houses the offices of an opthalmolgist and an optometrist. This facility is located on the first floor of a two year old building located at 818 Yonkers Avenue, Yonkers, New York. This location is a busy, heavily trafficked, commercial area, with adequate, free, offstreet parking available. The upper stories of this building comprise a professional building housing the private offices of eight physicians and a physical rehabilitation facility. We occupy this space under a two-year sublease with Park Hill Optical Corp. The lease, which expires on December 31, 2002, provides for an option to renew for an additional three years. Monthly rental payments for the first two years of the lease term are $800, with payments for the three-year renewal period set at $900. All rental payments are fully inclusive of utilities, taxes, and all other charges. A common reception area and waiting room, as well as the services of a receptionist, are provided by the lessor at no additional cost.

      This dispensing office is outfitted and equipped with: (i) a standard size wheel-chair accessible sound-proof booth, (ii) an electronic audiometer; (iii) an electronic tympanometer; (iv) a computerized hearing aid programmer; and (iv) other required peripheral testing, fitting and repair equipment.

The Wartburg Diagnostic and Treatment Center on-Site Facility

      On April 1, 2001, we began operations at our dispensing and testing office located on-site at the Wartburg Adult Care Community, Outpatient Clinic. This office is approximately 500 square feet and is located in the Outpatient Health Services Building on the Wartburg Mount Vernon Campus. We are permitted the use of common reception and waiting room facilities. The Wartburg also makes available to us, without additional charge a large meeting room, in which can run our hearing health care fairs in conjunction with the Wartburg. We occupy this office pursuant to a lease between our subsidiary, Interstate Hearing Aid Service and The Wartburg Diagnostic and Treatment Center. This lease is for an unspecified term beginning on March 12, 2001. The lease calls for monthly rental payments of $400, fully inclusive of all utilities, taxes, and other charges. The lease amount is subject to review upon written request by either party on the March 12th anniversary date of the lease. This dispensing office is outfitted and equipped with: (i) a standard size wheel-chair accessible sound-proof booth, (ii) an electronic audiometer; (iii) an electronic tympanometer; (iv) a computerized hearing aid programmer; and (iv) other required peripheral testing, fitting and repair equipment.

      Under the terms of the lease, we are required to maintain certain medical and administrative practice policies and procedures of the Outpatient Facility. We are also obligated to provide specified levels of audiological services at specified times, to maintain professional liability insurance, and to indemnify the Outpatient Clinic.

The Wartburg Home of the Evangelical Lutheran Church On-Site Facility

      We operate a dispensing and testing facility at The Wartburg Home of the Evangelical Lutheran Church, a nursing home. This facility is approximately 150 square feet and is located on the third floor of the building housing The Wartburg Skilled Nursing Facility on the Wartburg Mount Vernon Campus. We occupy this facility pursuant to a lease between our subsidiary, Interstate Hearing Aid Service and The Wartburg Home of the Evangelical Lutheran Church. This lease is for an unspecified term beginning on March 15, 2001. The lease calls for monthly rental payments of $200, fully inclusive of housekeeping, security services, all utilities (excluding telephone charges), taxes, and other charges. The lease amount is subject to review upon written request by either party on the March 15th anniversary date of the lease. This equipment used in this office consists of portable audiological equipment, specifically designed to be in compliance with all federal and state requirements as well as those with all third-party payers, and brought in by the audiologist at each visit. This equipment is also used for bed-side testing, when required for the treatment of infirm patients.

      Under the terms of the lease, we are required to maintain certain medical and administrative practice policies and procedures of the Outpatient Facility. We are also obligated to provide specified levels of audiological services at specified times, to maintain professional liability insurance, and to indemnify the nursing home.

Pennsylvania

Forty-Fort Office

      We currently lease an 800 square foot, street level office at 142 Wells Street, Forty-Fort Pennsylvania. This facility is located in the main business district of Forty-Fort and the space is utilized for administrative, sales, dispensing, and telemarketing activities. The facility is divided among offices, waiting rooms, a sound deadened testing area, a dispensing area, and small telemarketing area. This facility is also used as a coordination center for our Pennsylvania licensed hearing aid fitters, who test and dispense hearing aids on an in-home basis. (The most common method of dispensing hearing aid products in rural areas).

                             MANAGEMENT'S DISCUSSION

      The following is management's discussion and analysis of significant factors which have affected our financial position and operations during the fiscal years ended December 31, 2000, December 31, 1999 and the fiscal quarters ended March 31, 2001, and march 31, 2000. This discussion also includes events which occurred subsequent to the end of the fiscal quarter ended March 31, 2001 and contains both historical and forward- looking statements. When used in this discussion, the words "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" "intend(s)" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider the various disclosures elsewhere in this Report which discuss factors which affect the Company's business, including the discussion at the end of this Management's Discussion and Analysis, under the subcaption "Risk Factors". This discussion should be read in conjunction with the Company's Consolidated Financial Statements, respective notes and Selected Consolidated Financial Data included elsewhere in this Report.

      We are in the early stages of the business of the retail sales and dispensing of hearing aids. We intend to open, equip, staff, and begin operating at least five new retail sales and dispensing offices in the New York Metropolitan area during the next twelve months. We also need to increase the volume and profitability of operations at our three existing retail offices and our two existing on-site nursing home and outpatient clinic offices. Unless we do so, the volume and profitability levels of our business might not be able to support a viable public market for the common stock of our company.

Liquidity and Capital Resources

      The activities of the Company since its formation in 1996 have been financed principally by contributions to capital provided via our President, John H. Treglia in the approximate amount of $250,000 and by proceeds from private placements, to a total of nine, private, unaffiliated individuals, of our debt and equity securities, consisting of: (i) 45,000 shares of our common stock and (ii) our 8% subordinated convertible debentures in the aggregate face amount of $90,000. The total proceeds for all of the shares and debentures sold were $94,500. All of the debentures have been converted into a total of 172,598 shares of common stock. All of the aforesaid proceeds and capital contributions were used for working capital and capital investments in various types of office and audiological equipment and furnishings. None of the proceeds or capital contributions were used to pay compensation to Mr. Treglia, who has contributed all of his services without compensation.

      We estimate that in order for us to achieve our goals of opening, equipping, staffing, and beginning operations at, five new retail sales and dispensing offices and increasing the volume and profitability of our existing sales and dispensing offices over the next twelve months, we will be required to make capital investments and expenditures in the amount of $500,000 to $1,500,000. All of these funds will have to be obtained from sources other than cash flow. As noted above, under

"Proposed Financing Plans", it is our intention to make a private placement of our equity or convertible debt securities in an amount of at least $500,000. We do not have any established bank credit lines or relationships in place at this time. However, we are confident that if we are able to raise a minimum of $500,000 through the sales of our securities, we will be able to establish credit lines that will further enhance our ability to finance the expansion of our business. There can be no assurance that we will be able to obtain outside financing on a debt or equity basis on favorable terms, if at all. In the event that there is a failure in any of the finance-related contingencies described above, the funds available to us may not be sufficient to cover the costs of our operations, capital expenditures and anticipated growth during the next twelve months. However, we believe that, even if we are unable to raise the required outside funding, we may be able to open two additional retail sales and dispensing offices using funds from cash flow and vendor financing for necessary equipment. In the absence of substantial outside funding, we will redirect our efforts toward an expansion of the on-site nursing home portion of our business. We believe that we can establish this type of relatively small offices, equipped only with portable audiological testing and fitting equipment, out of an anticipated cash flow and vendor financing. This could delay the development of our business to the point where it can sustain a viable public market for its stock by approximately twelve to twenty-four months.

      As at December 31, 2000, the Company had total assets of $199,008 as compared to $164,559 at December 31, 1999 and $87,490 at December 31, 1998. Total assets further increased $32,439 during the first quarter of 2001, bringing them to $231,447 at March 31, 2001. This increase was attributable principally to: (i) an increase of $24,614 in equipment (purchased to support the expansion and addition of sales and dispensing offices); an increase of $11,590 in accounts receivable; and (iii) $3,765 in offsetting decreases in cash and inventories.

      During the fiscal year ended December 31, 2000, total liabilities increased by $51,425, from $42,951 at December 31 1999 to $94,376 at December
31, 2000. This increase was attributable principally to increases in accounts payable of $29,360 and $25,000 for legal fees. During during the first quarter of 2001, liabilities decreased to $92,236, due to a slight decrease in accounts payable.

      As at December 31, 2000, the Company had current assets of $111,899 and current liabilities of $91,936 resulting in working capital of $19,936, as compared to working capital in the amount of $19,044 at December 31, 1999 and $2,959 at December 31, 1998. Current assets increased to $119,724 during the first quarter of 2001 and current liabilities decreased during that quarter, bringing working capital up to $29,106 at March 31, 2001.

      Reflecting the foregoing, the financial statements indicate that as at March 31, 2001, the Company has a working capital 29,106 (current assets minus current liabilities) compared to working capital of 19,963, and 19,044, and at December 31, 2000, and March 31, 2000, respectively.

Results of Operations

      From inception, in October 1996 through March 31, 2001, the Company incurred a cumulative net loss of $261,250. During the fiscal years ended December 31, 2000, 1999, and 1998, we had revenues of $314,028, $362,175, and $267,388, respectively. Management believes that the discontinuance of manufacturing operations during fiscal 2000, while in the company's best interests for the long run, was responsible for the failure of revenues to continue to grow at a sustained pace during that year. In the fall of 2000, we began to implement our new business plan, focusing our marketing efforts at health care entities and organizations instead of limiting them to the individual, self-pay patient. As a result, growth in revenues increased during the first quarter of 2001 to $113,214 for the quarter. Because of our new marketing plan, our cliental has changed and now encompasses a greater proportion of Medicare and Medicaid patients than in previous years. As a result, while total revenues have increased during the first quarter of 2001, per patient revenues have decreased. Management believes that this decrease in per patient revenue will be more than made up for by an increase in the total number of patients seen.

      During the fiscal years ended December 31, 2000, 1999, and 1998, costs of sales, as a percentage of revenues decreased from 69.5% in 1998 to 64% in 1999, and 71% in 2000. This yielded gross profits of $86,686 in 1998, $129,633 in 1999 and $90,000 in 2000. After selling, general, and administrative expenses, the company incurred losses from operations for these years. Such losses decreased from $57,327 for fiscal 1998 to $5,620 for fiscal 1999, and $12,254 for fiscal 2000. During the first quarter of 2001, costs of sales, as a percentage of revenues, decrease to 57%, which after selling, general, and administrative expenses yielded a profit from operations of $20,694.

      The financial statements which are included in this Disclosure Document reflect total general and administrative expenses of $152,254 for the year ended December 31, 2000. This reflects an increase in such expenses over the year ended December 31, 1999 when total expenses came to $135,253. Expenses for 1999 reflect a decrease, as compared to the year ended December 31, 1998, when expenses totaled $144,013. During the first quarter of 2001, general and administrative expenses totaled $27,232 reflecting a (substantial) increase in the general level of activities of the company.

      As a result of the foregoing, during the fiscal years ended December 31, 1998, 1999, and 2000 we had net losses of $71,619, $31,363, and $84,916, respectively. During the first quarter of 2001, we had a net profit of $14,622. From inception (January 1997) through March 31, 2001, we have incurred a cumulative net loss of $261,250.

                                   MANAGEMENT

Directors and Executive Officers

      The following sets forth, as of January 25, 2002, the names and ages of all directors, executive officers, and other significant employees of Accutone, Inc.; the date when each director was appointed; and all positions and offices in the Company held by each. Effective as of January 25, 2002, all officers and directors of Nantucket Industries Inc., other than Mr. Treglia and Dr. Castanaro, will resign. The officers and directors of Accutone will hold the same positions with Nantucket Industries Inc. as they do with Accutone, except for Mr. Brand who is initially anticipated to serve as an officer, but not a director, of Nantucket. Each director will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified:

                                                                   Date
                                   Offices                       Appointed
       Name          Age            Held                          Director
       ----          ---            ----                          --------
John H. Treglia      58     Director, President,                October 1996
                            and Treasurer

Larry A. Brand       48     Director and                        October 1996
                            Vice President in charge
                            of Pennsylvania Operations

      The board of directors has no standing committees.

Family Relationships

      No family relationship has ever existed between any director, executive officer of Company or any person contemplated to become such.

Business Experience

      The following summarizes the occupation and business experience during the past five years for each director, executive officer and significant employee of the Company. A significant employee is a person who is not an executive officer of the Company but who is expected to make a significant contribution to the business of the Company.

      JOHN H. TREGLIA. Mr. Treglia is a graduate of Iona College, from which he received a BBA in Accounting in 1964. He formed Accutone Inc. in October 1996 and, since then, he has served as its president, and CEO, and one of its directors. After acquiring Interstate Hearing Aids Service Inc. in 1998, Mr. Treglia became president and CEO of that company as well. Since January 18, 2000 he has served as president, secretary, and a director of Nantucket Industries Inc., devoting such time to the business and affairs of Nantucket as is required for the performance of his duties. From 1964 until 1971, Mr. Treglia was employed as an accountant by Ernst & Ernst and, thereafter, founded and operated several businesses in various areas. From 1994 through 1998, Mr. Treglia served as a consultant to several companies which were in Chapter 11. These included J.R.B. Contracting, Inc., Laguardia Contracting, and Melli-Borrelli Associates.

      LARRY A. BRAND. Mr. Brand received a Bachelor of Arts degree from Syracuse University in 1974. He received a Juris Doctor degree from New York Law School in 1977. From 1978 through 1997, Mr. Brand practiced law in Wilkes Barre, PA. Upon its inception in November 1996, Mr. Brand was appointed as vice president and a director of Accutone. From that time until November 1997, Mr. Brand devoted part of his time to the business and affairs of our Pennsylvania operations and part of his time to his law practice. In November of 1997, Mr. Brand ceased practicing law and began to devote all of his time to the business and affairs of our Pennsylvania operations. Since joining us, Mr. Brand has not only served in an administrative capacity, but has also functioned as a Pennsylvania licensed Hearing Aid Fitter and Dispenser.

Compliance With Section 16(a) of the Exchange Act.

      Accutone is a privately held corporation and are not subject to any reporting requirements of the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

Current Remuneration

      We have no stock option or stock appreciation rights, long term or other incentive compensation plans, deferred compensation plans, stock bonus plans, pension plans, or any other type of compensation plan in place for its executive officers, directors, or other employees. None of our executive officers or directors have ever received compensation of any such types from the Company pursuant to plans or otherwise. We have not entered into any employment agreements with any of our executive officers or directors.

      Our CEO, John H. Treglia, has served without compensation since he formed the Company in October 1996. To date, Mr. Treglia has contributed all of his services to the Company without compensation.

As reported on form 10-K for the fiscal year ended February 28, 2001, on April 3, 2000, Nantucket Industries, Inc. entered into an employment agreement with John H. Treglia, its President and CEO. The agreement provides for an annual salary in the amount of $150,000 and a term of three years. Mr. Treglia has agreed to waive the right to be paid in cash until, in the opinion of the board of directors, the Company has sufficient financial resources to make such payments. In lieu of cash salary payments, Mr. Treglia may accept shares of common stock at, or at a discount from the market price. His agreements provides for the possibility of both increases in salary and the payment of bonuses at the sole discretion of the board of directors, participation in any pension plan, profit-sharing plan, life insurance, hospitalization of surgical program or insurance program hereafter adopted by the Company (to the extent that the employee is eligible to do so under the provisions of such plan or program), reimbursement of business related expenses, for the non-disclosure of non-competition with the Company for the two-year period following termination of employment with the company and for various other terms and conditions of employment.

Compensation of Directors

      The directors of the Company are not compensated for their services as such.

                             PRINCIPAL STOCKHOLDERS

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners.

      The following table sets forth information as of January 25, 2002, with respect to the persons known to the Company to have been the beneficial owners of more than 5% of the common stock, $.10 par value of Accutone, Inc.

                          PRINCIPAL SHAREHOLDERS TABLE

  Title                Name and
   of                 Address of               Amount and
Beneficial            Beneficial                Nature of           Percent of
  Owner               Ownership                  Class                 Class
----------            ----------                ---------           ----------
Common            John H. Treglia               2,678,534            44.6%
                  13-44 Henrietta Court
                  Fair Lawn, NJ  07410

Common            Larry A. Brand                  500,000             8.3%
                  92 Second Avenue
                  Kingston, PA  18704

Common            Dr. Frank J. Castanaro          733,000             12.2%
                  71 Bradford Boulevard
                  Yonkers, NY  10710

Common            Frances Katz Levine             600,000             10%
                  621 Clove Road
                  Staten Island, NY 10310

Common            Scott Rapfogel                  600,000             10%
                  16 Regency Circle
                  Englewood, NJ

Security Ownership of Management

      The following table sets forth information as of January 25, 2002, with respect to the shareholdings of the Company's executive officers and directors.

                         MANAGEMENT SHAREHOLDINGS TABLE

Title                   Name and              Amount and
 of                    Address of              Nature of
Class                  Beneficial             Beneficial        Percent of
Owner                    Owner                 Class(1)            Class
-----                  ----------             ----------        ----------
Common            John H. Treglia              2,678,534           44.6%
                  13-44 Henrietta Court
                  Fair Lawn, NJ  07410

Common            Larry A. Brand                 500,000            8.3%
                  92 Second Avenue
                  Kingston, PA  18704

Common            Dr. Frank J. Castanaro         733,000           12.2%
                  71 Bradford Boulevard
                  Yonkers, NY  10710

Common            All directors and            3,908,122           65.1%
                  officers as a group
                  (3 persons)

Proposed Medical and Professional Advisory Board

      We are in the process of forming a Medical and Professional Advisory Board which will consist of individuals with experience and expertise in otolaryngology, audiology, geriatric care (both medical and psychological), and new hearing aid product developments. The purpose of establishing this advisory board is to assist us with any complex questions or issues which may arise in connection with their fields of expertise. Once we have established this board, we will consult with its members with respect to current developments in their fields of expertise and, where appropriate, for advice respecting our business strategy.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following is a description of all transactions during the last two completed fiscal years, the current fiscal year, or any presently proposed transactions, to which we were or are to be a party and which any of the following persons had or is to have a direct or indirect interest: (i) any director or executive officer of the Company; (ii) any person who owns or has the right to acquire 5% or more of the issued and outstanding common stock of the Company; and (iii) any member of the immediate family of any such persons. The Company does not have any requirement respecting the necessity for independent directors to approve transactions with related parties. All transactions are approved by the vote or unanimous written consent of the full board of directors.

Retainer Agreement with Frances Katz Levine and
   Scott Rapfogel, d/b/a "Levine & Rapfogel"

      On January 1, 2000 we entered into a retainer agreement with Frances Katz Levine and Scott Rapfogel, formerly d/b/a "Levine & Rapfogel". Pursuant to which Ms. Levine, Mr. Rapfogel, or either one of them have provided legal services respecting securities law aspects of our Nantucket's acquisition of Accutone. This retainer agreement called for us to pay Levine and/or Rapfogel $250 per hour for legal services rendered thereunder. As at the present date, Levine & Rapfogel have billed us for a total of $50,000, none of which amount has been paid to them. Each of Ms. Levine and Mr. Rapfogel owns 10% of our issued and outstanding common stock.

                                LEGAL PROCEEDINGS

      We are unaware of any pending or threatened legal proceedings to which we are a party or of which any of our assets is the subject. No director, officer, or affiliate of the Company, or any associate of any of them, is a party to or has a material interest in any proceeding adverse to us.

                     RECENT SALES OF UNREGISTERED SECURITIES

      During the three year period preceding January 25, 2002 (the date of the consummation of its acquisition of Accutone), Nantucket Industries, Inc. made mp we made the following sales of our common stock without registration under the Securities Act of 1933, as amended (the "Securities Act"). The following sets forth information respecting the dates, class of purchasers, and consideration involved in such sales and the bases for Registrant's claim that all such sales were exempt from the registration provisions of Section 5 of the Securities Act.

      From April of 1999 through June of 2000, we sold a total of six units of our securities, at a price of $10,500 per unit. All Each unit consisted of one three-year, 8% subordinated convertible debenture in the principal amount of $10,000 and 5000 shares of our common stock, $.01 par value, as follows:

      April 1999         two units to two private, unaffiliated  individuals;

      January 2000       two units to two private, unaffiliated  individuals;

      June 2000          two units to two private, unaffiliated  individuals;

      June through
        December 2001    A total of 260,000 shares to twelve private,
                         unaffiliated individuals, all of whom are "accredited investors" for SEC purposes, consisting of common stock at a purchase price of $.50 per share.

      Each of the debentures which were included in the units were converted to shares of our common stock, $.01 par value, per share, during the fiscal year in which they were sold. The total number of shares into which these debentures were converted was 97,400.

      The sale of all of the six units described above are claimed to have been exempt from the registration requirements of Section 5 of the Securities Act because of the exemption contained in Section 4(2) of the Act for the following reasons:

(i) We did not engage in any general advertising or general solicitation and we paid no commission or similar remuneration, directly or indirectly, with respect to such transactions;

(ii) The persons who acquired these securities were unrelated private individuals, all of whom were sophisticated investors. Such persons had continuing access to relevant information concerning us and/or had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of investing in our company and were able to bear the economic risk thereof.

(iii) Each of the people who invested in our company, advised us that they were purchasing the units for investment and without a view to their resale or distribution unless the securities were subsequently registered. Each of these people also acknowledged that they were aware that there was no market for these securities and that even if a market developed there would be restrictions on the resale of the securities unless they were subsequently registered or they became eligible for an exemption from the registration requirements of the Act. They also acknowledged that they understood that an appropriate legend would be placed on the certificates evidencing the shares reciting the absence of their registration under the Securities Act and referring to the restrictions on their transferability and resale.

(iv) For the reasons set forth above and because of the manner of offering the securities and the limited number of persons whom we offered and sold our securities to, we believe that these sales did not constitute a public offering. Accordingly, we claim that these transactions were exempt from the registration requirements of Section 5 of the Securities Act by reason of Section 4(2) thereof, in that such transactions did not involve a public offering of securities.

Financial Statements

The audited financial statements filed as a part of this report are as follows:

      Consolidated Balance Sheet - December 31, 2000

      Consolidated Statements of Operations for the years ended December 31, 1997, 1998, 1999, and 2000, and cumulative for the period from inception to December 31, 2000

      Consolidated Statements of Stockholders' Equity as at December 31, 1997, 1998, 1999, and 2000

      Consolidated Statements of Cash Flows for the years ended December 31,
         1997, 1998, 1999, and 2000, and cumulative for the period from inception to December 31, 2000

      The unaudited financial statements filed as a part of this report are as follows:

      Consolidated Balance Sheet - March 31, 2001

      Consolidated Statements of Operations for the three months ended
         March 31, 2000

      Consolidated Statements of Stockholders' Equity as at March 31, 2000

      Consolidated Statements of Cash Flows for the three months ended
         March 31, 2000

ITEM 3. Bankruptcy or Receivership

3.1   Order Confirming Plan of Reorganization Signed on December 10, 2001.

      On December 10, 2001, a hearing respecting a plan of reorganization for Nantucket Industries Inc. (the "Plan of Reorganization") was held before United States Bankruptcy Judge, Hon. Richard A. Bohanan, respecting (Case Name:
Nantucket Industries, Inc., Case Number: 00-B10867). The Plan of Reorganization was submitted to the court in connection with Nantucket's voluntary petition under Chapter 11 of the United States Bankruptcy Code which had been filed in the U.S. Bankruptcy Court for the Southern District of New York, by Nantucket Industries Inc. on March 3, 2000. An order confirming the Plan of Reorganization was signed by Judge Bohanan on December 10, 2001 which, by its terms, became effective December 20, 2001. This event was previously reported in our quarterly report on Form 10-Q for the quarter ended November 30, 2001. The following documents were filed as exhibits to said Form 10-Q.

      Exhibits
      --------
      1.    Notice of entry and Notice of  Deadline  for  Filing  Administrative
            Claims

      2. Order confirming Plan of Reorganization signed by Hon. Richard A. Bohanan.

      3.    Order Approving Disclosure Statement to Debtor's Second Amended Plan
            of  Reorganization   and  Fixing  Time  for  Filing  Acceptances  or
            Rejections of Plan Combined with Notice.

      4.    Second Amended Joint Plan of Reorganization.

      5.    Disclosure Statement to the Second Amended plan of Reorganization.

      The signed order called for the following means of execution of the Plan of Reorganization:

      1. All of the assets of Accutone, Inc. are to be acquired by Nantucket. These assets consist all of Accutone's facilities, contracts, service agreements, accounts receivable, patent rights, customer lists, etc.

      2. All shares, in all classes of Nantucket stock, issued and outstanding prior to the Confirmation Date (the "Old Nantucket Shares") as well as all warrants, options and subscriptions to Nantucket Industries, Inc. equity interests existing prior to the Confirmation Date, are to be deemed cancelled and rendered null and void.

      3. The reorganized Nantucket Industries, Inc. is to issue approximately 6 million Shares of common stock out of the total number of shares authorized by the amended charter as follows:

            A.    Approximately  714,840  shares to be issued to the  holders of
                  Allowed  Claims  and  Equity   Interests  in  (old)  Nantucket
                  Industries, Inc, as follows:

                  1) Holders of Allowed General Unsecured claims shall receive in full settlement and satisfaction of their respective claims (1) one share per $5.00 of General Unsecured Claim.

                  2) Holders of issued and outstanding shares of preferred stock in (old) Nantucket Industries, Inc. are to receive, in full settlement of their liquidation preference and all other rights appurtenant to such shares one (1) share per $20.00 of liquidation preference currently held, and the currently outstanding shares of preferred stock shall be cancelled of record.

                  3) Holders of all issued and outstanding shares of common stock in (old) Nantucket Industries, Inc. are to receive in full settlement and satisfaction of their respective equity interests, one (1) share per ten (10) shares of currently issued stock presently held, and the current outstanding common shares in (old) Nantucket Industries, Inc. shall be canceled of record.

            B. The balance of approximately 5,285,160 are to be issued to the equity interest holders of Accutone, Inc. in consideration of, and exchange for, that entity.

            C. All issued shares of stock in the various wholly owned subsidiaries of Nantucket, are to be deemed cancelled, null and void.

      The record date for the cancellation of all old shares and the issuance other transfer of Accutone's assets to Nantucket was effective as of January 25, 2002.

ITEM 5. OTHER EVENTS

      On January 22, 2002 we released the following press release:

      PRESS RELEASE:

      Yonkers New York, January 22, 2002: Nantucket Reorganization To Be Implemented January 25, 2002.

      John H. Treglia, President and CEO of Nantucket Industries Inc. (NANKQ), announced today that the Company has noted an increase in trading activity of its common stock. Mr. Treglia stated that the Company knows of no reason for such increase other than it emergence from Chapter 11 Reorganization Proceedings pursuant to the Order Confirming the Plan of Reorganization of the United States Bankruptcy Court for the Southern District of New York. This Order was signed on December 10, 2001 and was effective on December 20, 2001, as reported in Nantucket's quarterly report on Form 10-Q, for the fiscal quarter ended November 30, 2001, filed with the Securities and Exchange Commission on January 7, 2002. All transactions required under the Order will be implemented effective January 25, 2002. As a result of such reorganization, all shares traded prior to January 25, 2002 are subject to a one-for-ten reverse split as of January 25, 2002.

      Implementation of the Order of confirmation calls for the following:

      o The holders of all publicly traded common stock of Nantucket will receive one share for every ten common shares held by them prior to the implementation of the reorganization;

      o The unsecured creditors of Nantucket will receive approximately 340,000 free-trading common shares in settlement of approximately $1.7 million dollar of debt;

      o The former preferred shareholders of Nantucket will receive approximately 50,000 free-trading common shares in settlement of their $1 million dollars of liquidation preference;

      o The current shareholders of Accutone Inc., will receive approximately 5.2 million unregistered, restricted common shares in exchange for the business and all of the assets of Accutone.

      Accutone (The Company) directly and indirectly through its wholly owned subsidiary, Interstate Hearing Aid Service, Inc., are engaged in the business of distributing and dispensing custom hearing aids, their related products, and professional audiological services. It conducts the major part of its business through its contractual affiliations with nursing homes, senior care, and assisted living facilities. Details of Accutone's business, including its financial statements were included as an exhibit to Nantucket's last 10-Q filing.

ITEM 7. EXHIBITS

      No Exhibits are being filed with this Report.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NANTUCKET INDUSTRIES INC.

Dated: February 19, 2002                 By        /s/ John H. Treglia
                                            ------------------------------------
                                                John H. Treglia, President
                                                      and Secretary

                                               Accutone, Inc.
                                               and Subsidiary

                                 Audited Financial Statements
                 Years Ended December 31, 2000, 1999 and 1998

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                                    Contents

--------------------------------------------------------------------------------

Independent auditors' report                                             2

Financial statements:

Consolidated balance sheets                                              3

   Consolidated statements of operations                                 4

   Consolidated statement of stockholders' deficit                       5

   Consolidated statements of cash flows                                 6

   Notes to consolidated financial statements                          7-8

Independent Auditors' Report

To the Board of Directors
Accutone, Inc. and Subsidiary
Yonkers, New York

We have audited the accompanying consolidated balance sheets of Accutone, Inc. and Subsidiary as of December 31, 2000, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Accutone, Inc. and Subsidiary as of December 31, 2000, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

May 8, 2001

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                     Consolidated Balance Sheets

=================================================================================================
December 31,                                                     2000         1999         1998
-------------------------------------------------------------------------------------------------
Assets
   Cash                                                       $  10,860    $  34,548    $  11,372
   Accounts receivable                                           19,680        8,500        4,850
   Inventories                                                   10,760       13,378        7,500
   Deferred costs (Note 5)                                       70,599           --           --
-------------------------------------------------------------------------------------------------
              Total current assets                              111,899       56,426       23,722
-------------------------------------------------------------------------------------------------
Property, plant and equipment, net (Notes 2 and 3)               87,109      108,133       63,768
-------------------------------------------------------------------------------------------------
                                                              $ 199,008    $ 164,559    $  87,490
=================================================================================================
Liabilities and Stockholders' Deficit
   Current portion of long-term debt (Note 3)                 $   3,129    $   2,935    $   2,767
   Accounts payable                                              63,807       34,447       18,046
   Other liabilities (Note 5)                                    25,000           --           --
-------------------------------------------------------------------------------------------------
              Total current liabilities                          91,936       37,382       20,813
Long term debt (Note 3)                                           2,440        5,569        8,504
-------------------------------------------------------------------------------------------------
              Total liabilities                                  94,376       42,951       29,317
-------------------------------------------------------------------------------------------------
Stockholders' equity (Note 4)
   Common stock, $.01 par value; authorized 100,000 shares;
      issued and outstanding                                      1,000        1,000        1,000
   Additional paid-in capital                                   379,504      311,564      216,766
   Accumulated deficit                                         (275,872)    (190,956)    (159,593)
-------------------------------------------------------------------------------------------------
              Total stockholders' equity                        104,632      121,608       58,173
-------------------------------------------------------------------------------------------------
                                                              $ 199,008    $ 164,559    $  87,490
=================================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary


                                           Consolidated Statements of Operations

================================================================================

Years ended December 31,                       2000         1999         1998
--------------------------------------------------------------------------------
Net sales                                   $ 314,028    $ 362,175    $ 267,388
Cost of sales                                 224,028      232,542      180,702
--------------------------------------------------------------------------------
             Gross profit                      90,000      129,633       86,686
Selling, general and administrative
  expenses                                    152,254      135,253      144,013
--------------------------------------------------------------------------------
              Loss from operations            (62,254)      (5,620)     (57,327)
Other expense:
   Depreciation                                21,024       20,107       11,010
   Interest expense                             1,638        5,636        3,282
--------------------------------------------------------------------------------
              Total other expense              22,662       25,743       14,292
--------------------------------------------------------------------------------
              Loss before income taxes        (84,916)     (31,363)     (71,619)
Income taxes (Note 4)                              --           --           --
--------------------------------------------------------------------------------
Net loss                                    $ (84,916)   $ (31,363)   $ (71,619)
================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                  Consolidated Statement of Stockholders' Equity

================================================================================
                                            Additional
                                Common        paid-in    Accumulated
                                 stock        capital      deficit      Total
--------------------------------------------------------------------------------

Balance at January 1, 1998     $   1,000    $ 139,369    $ (87,974)   $  52,395

Net loss                                                   (71,619)     (71,619)

Capital contribution                           77,397                    77,397
--------------------------------------------------------------------------------

Balance at December 31, 1998       1,000      216,766     (159,593)      58,173

Net loss                                                   (31,363)     (31,363)

Capital contribution                           94,798                    94,798
--------------------------------------------------------------------------------

Balance at December 31, 1999       1,000      311,564     (190,956)     121,608

Net loss                                                   (84,916)     (84,916)

Capital contribution                           67,940                    67,940
--------------------------------------------------------------------------------

Balance at December 31, 2000   $   1,000    $ 379,504    $(275,872)   $ 104,632
================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                           Consolidated Statements of Cash Flows

=======================================================================================

  Years ended December 31,                             2000        1999         1998
---------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                           $(84,916)   $(31,363)   $(71,619)
   Adjustments to reconcile net loss to
      net cash used by operating activities:
        Depreciation and amortization                   21,024      20,107      11,010
        Changes in assets and liabilities
           Accounts receivable                         (11,180)     (3,650)        650
           Inventories                                   2,618      (5,878)      4,569
           Deferred costs                              (70,599)         --          --
           Accounts payable                             29,360      16,401      (5,054)
           Other liabilities                            25,000          --          --
---------------------------------------------------------------------------------------
              Net cash used by operating activities    (88,693)     (4,383)    (60,444)
---------------------------------------------------------------------------------------
Cash flows from investing activities:
   Additions to property and equipment                      --     (64,472)    (22,251)
---------------------------------------------------------------------------------------
              Net cash used by investing activities         --     (64,472)    (22,251)
---------------------------------------------------------------------------------------
Cash flows from financing activities:
   Capital contribution                                 67,940      94,798      77,397
   Proceeds from equipment loan                             --          --      12,377
   Payments on long-term debt                           (2,935)     (2,767)     (1,106)
---------------------------------------------------------------------------------------
              Net cash provided by
                financing activities                    65,005      92,031      88,668
---------------------------------------------------------------------------------------
Net increase (decrease) in cash                        (23,688)     23,176       5,973
Cash, beginning of year                                 34,548      11,372       5,399
---------------------------------------------------------------------------------------
Cash, end of year                                     $ 10,860    $ 34,548    $ 11,372
=======================================================================================

                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

1.    Summary of
      Significant
      Accounting Policies


                                 a. The Company

                                    Accutone, Inc. and its wholly-owned
                                    subsidiary (the "Company") distribute
                                    hearing aids.

                                 b. Principles of Consolidation

                                    The consolidated financial statements
                                    include the accounts of Accutone, Inc. and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

                                 c. Revenue Recognition

                                    Revenue is recognized when the merchandise is shipped.

                                 d. Inventories

                                    Inventories are stated at the lower of cost
                                    (first-in, first-out method) or market.

                                 e. Property and Equipment

                                    Property and equipment are stated at cost.
                                    Depreciation is computed for financial
                                    statement purposes, using the straight-line method over the estimated useful life. For income tax purposes, depreciation is computed using statutory rates.

                                 f. Income Taxes

                                    The Company and its wholly owned
                                    subsidiaries file a consolidated federal income tax return. Deferred income taxes arise as a result of differences between financial statement and income tax reporting.

                                 g. Estimates

                                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, that affect the reported amounts of the assets and liabilities at the date of the financial statements, the revenues and expenses during the period as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                                 h. Long-Lived Assets

                                    The company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

2. Property, Plant and
   Equipment

                                                2000        1999         1998
                 ---------------------------------------------------------------
                 Furniture and fixtures     $  13,801    $  13,801    $  13,801
                 Leasehold improvements        25,000       25,000           --
                 Machinery and equipment       61,269       61,269       21,797
                 Customer list                 47,935       47,935       47,935
                                            ------------------------------------
                                              148,005      148,005       83,533
                 Accumulated depreciation     (60,896)     (39,872)     (19,765)
                 ---------------------------------------------------------------
                                            $  87,109    $ 108,133    $  63,768
                 ===============================================================

3. Long-term debt

                                                         2000     1999     1998
                 ---------------------------------------------------------------
                 Equipment loan payable to a finance
                 company, collateralized by equipment
                 with monthly installments of $280
                 including interest at 5.9%
                 maturing in 2002                       $5,569   $8,504   $1,998
                 Less current maturities                 3,129    2,935    2,767
                 ---------------------------------------------------------------
                                                        $2,440   $5,569   $8,504
                 ===============================================================

4. Income taxes

                                    At December 31, 2000, the Company had net operating loss carryforwards of approximately $276,000 expiring from 2017 to 2020.

5. Commitment and                   The Company has incurred fees with certain
   contingencies                    stockholders for legal services performed in
                                    connection with a proposed reverse
                                    acquisition with Nantucket Industries Inc.
                                    (debtor in possession). It is anticipated
                                    that the transaction will be completed
                                    within the next six months.
================================================================================
                                 See accompanying notes to financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                   Compiled Financial Statements
                                               Three Months Ended March 31, 2001

                                                                  Accutone, Inc.

                                                                     Contents

--------------------------------------------------------------------------------

Independent accountant's compilation report                              2

Financial statements:

   Consolidated balance sheets                                           3

   Consolidated statement of operation                                   4

   Consolidated statement of stockholders' equity                        5

   Consolidated statement of cash flows                                  6

   Notes to consolidated financial statements                          7-8

Independent Accountants' Compilation Report

To the Board of Directors
Accutone, Inc. and Subsidiary
Yonkers, New York

We have compiled the accompanying consolidated balance sheet of Accutone, Inc. and Subsidiary as of March 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


May 10, 2001

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                                      Consolidated Balance Sheet

================================================================================

March 31,                                                               2001
--------------------------------------------------------------------------------
Assets
   Cash                                                              $   7,315
   Accounts receivable                                                  31,270
   Inventories                                                           9,940
   Deferred costs (Note 5)                                              71,199
--------------------------------------------------------------------------------
              Total current assets                                     119,724
--------------------------------------------------------------------------------
Property, plant and equipment, net (Notes 2 and 3)                     111,723
--------------------------------------------------------------------------------
                                                                     $ 231,447
================================================================================
Liabilities and Stockholders' Equity
   Current portion of long-term debt (Note 3)                        $   3,183
   Accounts payable                                                     62,435
   Other liabilities (Note 5)                                           25,000
--------------------------------------------------------------------------------
              Total current liabilities                                 90,618
Long term debt (Note 3)                                                  1,618
--------------------------------------------------------------------------------
              Total liabilities                                         92,236
--------------------------------------------------------------------------------
Commitments and contingencies (Note 5)
Stockholders' equity
   Common stock, $.01 par value; authorized 100,000
     shares, issued and outstanding                                      1,000
   Additional paid-in capital                                          399,461
   Accumulated deficit                                                (261,250)
--------------------------------------------------------------------------------
              Total stockholders' equity                               139,211
--------------------------------------------------------------------------------
                                                                     $ 231,447
================================================================================

                        See accompanying notes to compiled financial statements

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                            Consolidated Statement of Operations

================================================================================

Three months ended March 31,                                        2001
--------------------------------------------------------------------------------
Net sales                                                         $113,219
Cost of sales                                                       65,293
--------------------------------------------------------------------------------
              Gross profit                                          47,926
Selling, general and administrative expenses                        27,232
--------------------------------------------------------------------------------
              Income from operations                                20,694
Other expense:
   Depreciation                                                      5,286
   Interest expense                                                    786
--------------------------------------------------------------------------------
              Total other expense                                    6,072
--------------------------------------------------------------------------------
              Income before income taxes                            14,622
Income taxes (Note 4)                                                   --
--------------------------------------------------------------------------------
Net income                                                        $ 14,622
================================================================================

                        See accompanying notes to compiled financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                  Consolidated Statement of Stockholders' Equity

================================================================================
                                             Additional
                                    Common     paid-in   Accumulated
                                     stock     capital     deficit       Total
--------------------------------------------------------------------------------
Balance at January 1, 2001          $1,000    $379,504   $(275,872)    $104,632

Net income                              --          --      14,622       14,622

Capital contribution                    --      19,957          --       19,957
--------------------------------------------------------------------------------
Balance at March 31, 2001           $1,000    $399,461   $(261,250)    $139,211
================================================================================

                        See accompanying notes to compiled financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                            Consolidated Statement of Cash Flows

================================================================================

Three months ended March 31,                                             2001
--------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                                          $ 14,622
   Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation and amortization                                     5,286
        Changes in assets and liabilities:
           Accounts receivable                                          (11,590)
           Inventories                                                      820
           Deferred costs                                                  (600)
           Accounts payable                                              (1,372)
--------------------------------------------------------------------------------
              Net cash provided by operating activities                   7,166
--------------------------------------------------------------------------------
Cash flows from investing activities:
   Additions to equipment                                               (29,900)
--------------------------------------------------------------------------------
      Net cash used by investing activities                             (29,900)
--------------------------------------------------------------------------------
Cash flows from financing activities:
   Capital contribution                                                  19,957
   Payments on long-term debt                                              (768)
--------------------------------------------------------------------------------
              Net cash provided by financing activities                  19,189
--------------------------------------------------------------------------------
Net decrease in cash                                                     (3,545)
Cash, beginning of period                                                10,860
--------------------------------------------------------------------------------
Cash, end of period                                                    $  7,315
================================================================================

                        See accompanying notes to compiled financial statements.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

1. Summary of
   Significant
   Accounting Policies

                                 a. The Company

                                    Accutone, Inc. and its wholly-owned
                                    subsidiary (the "Company") distribute
                                    hearing aids.

                                 b. Principles of Consolidation

                                    The consolidated financial statements
                                    include the accounts of Accutone, Inc. and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

                                 c. Revenue Recognition

                                    Revenue is recognized when the merchandise is shipped.

                                 d. Inventories

                                    Inventories are stated at the lower of cost
                                    (first-in, first-out method) or market.

                                 e. Property and Equipment

                                    Property and equipment are stated at cost.
                                    Depreciation is computed for financial
                                    statement purposes, using the straight-line method over the estimated useful life. For income tax purposes, depreciation is computed using statutory rates.

                                 f. Income Taxes

                                    The Company and its wholly owned
                                    subsidiaries file a consolidated federal income tax return. Deferred income taxes arise as a result of differences between financial statement and income tax reporting.

                                 g. Estimates

                                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, that affect the reported amounts of the assets and liabilities at the date of the financial statements, the revenues and expenses during the period as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                                                  Accutone, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                                 h. Long-Lived Assets

                                    The company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

2. Property, Plant and
   Equipment

                                                                 2001
               -----------------------------------------------------------------
               Furniture and fixtures                          $ 13,801
               Leasehold improvements                            25,000
               Machinery and equipment                           91,169
               Customer list                                     47,935
               -----------------------------------------------------------------
                                                                177,905
               Accumulated depreciation                         (66,182)
               -----------------------------------------------------------------
                                                               $111,723
               =================================================================

3. Long-term debt
                                                                 2001
               -----------------------------------------------------------------
               Equipment loan payable to a finance
               company, collateralized by equipment
               with monthly installments of $280
               including interest at 5.9% maturing
               in 2002                                         $  4,801
               Less current maturities                            3,183
               -----------------------------------------------------------------
                                                               $  1,618
               =================================================================

4. Income taxes                     At March 31, 2001, the Company had net
                                    operating loss carryforwards of
                                    approximately $276,000 expiring from 2017 to 2020.

5. Commitment and                   The Company has incurred fees with certain
   contingencies                    stockholders for legal services performed in
                                    connection with a proposed reverse
                                    acquisition with Nantucket Industries Inc.
                                    (debtor in possession). It is anticipated
                                    that the transaction will be completed
                                    within the next six months.
================================================================================